Exhibit 99.1

Clarivate Successfully Completes Acquisition of ProQuest

Empowering research-focused organizations around the globe to discover, research and innovate

Reaffirms 2021 Clarivate standalone and 2022 combined company financial outlook

London, December 1, 2021—Clarivate plc (NYSE: CLVT), a global leader in providing trusted information and insights to accelerate the pace of innovation, has completed its acquisition of ProQuest – a leading global software, content, data and analytics provider. This succeeds the satisfaction of customary closing conditions, following a commitment to acquire the business from the Cambridge Information Group and other investors, announced on May 17, 2021.

Jerre Stead, Executive Chairman and CEO, Clarivate, said: “We are delighted to complete this transaction, advancing our position as a world-leading information and analytics provider fueling discovery and innovation by empowering research-focused organizations around the globe. Acquiring ProQuest gives Clarivate a compelling opportunity to offer multi-disciplinary curated content from one of the world’s largest collections and best of breed SaaS software solutions serving our strategic partners at governments, corporations, academia and public libraries across the globe.”

He continued, “Both companies are built on great people with deep industry, subject matter and technical expertise. Together, we now have over 11,000 colleagues serving 45,000 customers in 200-plus countries around the world. Our future success depends on unlocking the tremendous potential of our newly united team.”

Also announced today in a separate news release and in conjunction with the closing of the merger, Clarivate announced that Jonathan Collins will be replacing Richard Hanks as Executive Vice President and Chief Financial Officer. Hanks will remain with Clarivate until April 1 to support the CFO transition. See the other news release for additional details.

As previously announced, with the closing of the transaction, two members of the ProQuest Board of Directors are joining the Clarivate Board: Andy Snyder, who will have the position of Vice Chairman of the Clarivate Board, and Michael Angelakis, who is Chairman and CEO of Atairos.

Andy Snyder, Vice Chairman, Clarivate, (previously Chairman of ProQuest) and CEO of Cambridge Information Group, said: “I’m confident that combining these highly complementary businesses with a rich heritage, deep domain expertise and great people will provide customers with great additional value and innovation that they can continue to rely on. I’m looking forward to working with both organizations to build a world leader in research and innovation.”

Both businesses share a goal to accelerate innovation through research and knowledge sharing. Clarivate will continue to invest in both existing product portfolios and looks forward to pursuing multiple product and data integration opportunities. These will provide customers with the ability to reveal multi-disciplinary connections across the innovation lifecycle, as they seek to solve the world’s most complex challenges.

Financing Details

Clarivate has acquired ProQuest for $5.3 billion, including repayment of ProQuest debt. The consideration for the acquisition is approximately $4.0 billion in cash and $1.3 billion of equity.

Reaffirmed Clarivate Standalone Outlook for 2021 and Combined Outlook for 2022 (forward-looking statements)

The full year outlook presented below assumes no further currency movements, acquisitions, divestitures, or unanticipated events. The 2021 outlook excludes any contribution from the acquisition of ProQuest. The 2022 combined outlook reflects the anticipated contribution from the acquisition of ProQuest.

The below outlook includes Non-GAAP measures. Please see "Reconciliation to Certain Non-GAAP measures" presented below for important disclosure and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.

	2021 Standalone Clarivate Outlook	2022 Combined Outlook
Adjusted Revenues	$1.80B to $1.84B	$2.875B to $2.935B
Adjusted EBITDA	$795M to $825M	$1.21B to $1.26B
Adjusted EBITDA margin	44% to 45%	42% to 43%
Adjusted Diluted EPS(1)	$0.70 to $0.74	$0.90 to $0.96
Adjusted Free Cash Flow	$450M to $500M	$700M to $750M

(1) Adjusted Diluted EPS for 2021 and 2022 is calculated based on approximately 668.4 million and 741.0 million, respectively, fully diluted weighted average shares outstanding.

Use of Non-GAAP Financial Measures

Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures, such as Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Free Cash Flow to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; our expectations around our combined company outlook and the integration of ProQuest; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2020 annual report on Form 10-K/A, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

About Clarivate

Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise. For more information, please visit clarivate.com.

About ProQuest

ProQuest supports critical work in the world’s research and learning communities. The company curates six centuries of content – one of the world’s largest collections of journals, eBooks, primary sources, dissertations, news, and video – and builds powerful workflow solutions to help libraries acquire and grow collections that inspire extraordinary outcomes. ProQuest products and solutions are used in academic, K-12, public, corporate and government libraries in 150 countries. ProQuest helps its customers achieve better research, better learning and better insights.

Media Contact

Lisa Hulme, Head of Global Communications - Science, Clarivate

lisa.hulme@clarivate.com

Investor Relations Contact

Mark Donohue, Head of Investor Relations

mark.donohue@clarivate.com

(215) 243-2202

Reconciliation of Certain Non-GAAP Measures

The following table presents our calculation of Adjusted Revenues for the Standalone Clarivate Outlook for 2021 and reconciles this measure to our Revenues, net for the same period:

	Year Ending December 31, 2021 (Forecasted)
	Low	High
Revenues, net	$1,796.1	$1,836.1
Deferred revenues adjustment(1)	3.9	3.9
Adjusted revenues, net	$1,800.0	$1,840.0

(1)	Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.

The following table presents our calculation of Adjusted EBITDA for the Standalone Clarivate Outlook for 2021 and reconciles this measure to our Net loss for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net loss attributable to ordinary shares	$(102.8)	$(72.8)
Dividends on preferred shares(1)	41.3	41.3
Net loss	$(61.5)	$(31.5)
Provision for income taxes	40.0	40.0
Depreciation and amortization	517.0	517.0
Interest expense and amortization of debt discount, net	199.5	199.5
Deferred revenue adjustment(2)	3.9	3.9
Restructuring and impairment(3)	126.5	126.5
Transaction related costs(4)	1.6	1.6
Mark to market adjustment on financial instruments(5)	(113.2)	(113.2)
Share-based compensation expense	56.4	56.4
Other(6)	24.8	24.8
Adjusted EBITDA	$795.0	$825.0
Adjusted EBITDA Margin	44%	45%

(1)	Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)	Reflects the deferred revenues adjustment made as a result of purchase accounting.

(3)	Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.

(4)	Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.

(5)	Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.

(6)	Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.

The following table presents our calculation of Adjusted Diluted EPS for the Standalone Clarivate Outlook for 2021 and reconciles these measures to our Net loss per share for the same period:

	Year Ending December 31, 2021 (Forecasted)
	Low	High
	Per Share	Per Share
Net loss attributable to ordinary shares	$(0.15)	$(0.09)
Dividends on preferred shares(1)	0.06	0.06
Net loss	$(0.09)	$(0.03)
Restructuring and impairment(2)	0.19	0.19
Transaction related costs(3)	—	—
Share-based compensation expense	0.08	0.08
Amortization related to acquired intangible assets	0.65	0.65
Mark to market adjustment on financial instruments(4)	(0.17)	(0.17)
Interest on debt held in escrow(5)	0.07	0.07
Other(6)	0.04	0.04
Income tax impact of related adjustments	(0.09)	(0.09)
Adjusted Diluted EPS	$0.70	$0.74

Weighted average ordinary shares (Diluted)(7)	668,402,150

(1)	Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)	Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.

(3)	Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.

(4)	Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.

(5)	Reflects interest expense incurred on the principal related to the 2021 debt offering, which was previously held in escrow pending the completion of the acquisition of ProQuest. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered them as part of the transaction costs associated with the acquisition.

(6)	Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.

(7)	For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if-converted” method of share dilution.

The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Standalone Clarivate Outlook for 2021 and reconciles these measures to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$403.2	$453.2
Capital expenditures	(123.0)	(123.0)
Free Cash Flow	280.2	330.2
Cash paid for restructuring costs(1)	81.6	81.6
Cash paid for transaction related costs(2)	38.6	38.6
Cash paid for other costs(3)	1.5	1.5
Cash paid for interest on debt held in escrow(4)	48.1	48.1
Adjusted Free Cash Flow	$450.0	$500.0

(1)	Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG and CPA Global in 2020.

(2)	Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.

(3)	Reflects cash paid for other costs that do not reflect our ongoing operating performance.

(4)	Reflects interest expense incurred on the principal related to the 2021 debt offering, which was previously held in escrow pending the completion of the acquisition of ProQuest. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered them as part of the transaction costs associated with the acquisition.

The following table presents our calculation of Adjusted Revenues for the Combined Outlook for 2022 and reconciles this measure to our Revenues, net for the same period:

	Year Ending December 31, 2022 (Forecasted)
	Low	High
Revenues, net	$2,874.3	$2,934.3
Deferred revenues adjustment(1)	0.7	0.7
Adjusted revenues, net	$2,875.0	$2,935.0

(1) Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.

The following table presents our calculation of Adjusted EBITDA for the Combined Outlook for 2022 and reconciles this measure to our Net loss for the same period:

	Year Ending December 31, 2022 (Forecasted)
(in millions)	Low	High
Net loss attributable to ordinary shares	$(194.4)	$(144.4)
Dividends on preferred shares(1)	75.5	75.5
Net loss	$(118.9)	$(68.9)
Provision for income taxes	60.1	60.1
Depreciation and amortization	589.5	589.5
Amortization of ProQuest acquired intangibles	259.3	259.3
Interest expense and amortization of debt discount, net	239.0	239.0
Deferred revenue adjustment(2)	0.7	0.7
Restructuring and impairment(3)	76.3	76.3
Share-based compensation expense	104.0	104.0
Adjusted EBITDA	$1,210.0	$1,260.0
Adjusted EBITDA Margin	42%	43%

(1)	Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)	Reflects the deferred revenues adjustment made as a result of purchase accounting.

(3)	Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of CPA Global in 2020 and ProQuest in 2021, as well as the approved One Clarivate restructuring program in 2021.

The following table presents our calculation of Adjusted Diluted EPS for the Combined Outlook for 2022 and reconciles these measures to our Net loss per share for the same period:

	Year Ending December 31, 2022 (Forecasted)
	Low	High
	Per Share	Per Share
Net loss attributable to ordinary shares	$(0.25)	$(0.19)
Dividends on preferred shares(1)	0.10	0.10
Net loss	$(0.15)	$(0.09)
Restructuring and impairment(2)	0.10	0.10
Share-based compensation expense	0.14	0.14
Amortization related to acquired intangible assets	0.91	0.91
Income tax impact of related adjustments	(0.10)	(0.10)
Adjusted Diluted EPS	$0.90	$0.96

Weighted average ordinary shares (Diluted)(3)	741,709,816

(1)	Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)	Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of CPA Global in 2020 and ProQuest in 2021, as well as the approved One Clarivate restructuring program in 2021.

(3)	For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if-converted” method of share dilution.

The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Combined Outlook for 2022 and reconciles these measures to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2022 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$824.0	$874.0
Capital expenditures	(211.5)	(211.5)
Free Cash Flow	612.5	662.5
Cash paid for restructuring costs(1)	87.5	87.5
Adjusted Free Cash Flow	$700.0	$750.0

(1)	Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of CPA Global in 2020 and ProQuest in 2021.